EXHIBIT 5.1

                  [Letterhead of Cadwalader, Wickersham & Taft]









                               September 18, 1996




Anacomp, Inc.
11550 North Meridian Street
P.O. Box 40888
Indianapolis, Indiana 46240

                           Re:      Anacomp, Inc.
                                    Rights Offering
                                    Registration Statement on Form S-1
Ladies and Gentlemen:

     We have acted as counsel to Anacomp, Inc., an Indiana corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (file number 333-9359) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on August 1, 1996, for the registration under the Securities Act with respect to transferable subscription rights (the "Rights") and shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") referred to in the Registration Statement. Capitalized terms used and not defined in this opinion have the meanings ascribed to them in the Registration Statement.

     In so acting as counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following: (a) the Amended and Restated Articles of Incorporation of the Company, (b) the Amended and Restated By-Laws of the Company, and (c) the form of Subscription Certificate. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, and of certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives as we have deemed relevant and necessary for the purpose of this opinion.

     Based on the foregoing, we are of the opinion that:

     (i) the Rights have been duly authorized and, when issued in accordance with such authorization, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to, or affecting, creditors' rights and remedies generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity); and

     (ii) the shares of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, when issued, subscribed for and delivered as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Cadwalader, Wickersham & Taft in the Prospectus forming a part of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,



                                       Cadwalader, Wickersham & Taft